Exhibit 99.1

Issuer Direct Corporation Appoints William Everett to its Board of Directors

Former Tekelec Executive Brings 30 years of Financial Expertise to the Issuer Direct Board of Directors

MORRISVILLE, NC -- (Marketwired) – October 3, 2013 Issuer Direct Corporation (OTCBB:ISDR) (the "Company" or "Issuer Direct"), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today announced that William Everett has joined the Company's Board of Directors and will serve as the Company’s Audit Committee Chairman.

"Given Bill’s extensive experience in corporate finance, regulatory reporting and board governance, the board is extremely pleased that Bill has accepted our invitation to join the Issuer Direct board, ” said Andre Boisvert, Chairman of the Issuer Direct board of Directors.

 “I am excited to be joining the Issuer Direct board,” said Bill Everett. “I look forward to working with the management team and the other directors to help the company realize its strategic vision in the disclosure management market.  I am confident that my public company and international financial management experience will help the company maintain its track record of solid growth and operating performance.”

Mr. Everett has more than thirty years of management experience and currently serves as a director of Hakisa SAS in Strasbourg France. In addition, Mr. Everett recently served on the Board of NeoNova Network Services until it was acquired in July 2013.  Mr. Everett retired as Executive Vice President and CFO of Tekelec, a publicly traded telecom equipment supplier, in April 2010.  Since that time, he has served as a corporate director and provided consulting services to public company and private equity clients.  He currently serves as an Executive in Residence at the Poole College of Management at NC State University. He has significant experience as both a Chief Financial Officer and a general manager working with a variety of multi-national technology companies over his career. Mr. Everett joined Tekelec as part of their acquisition of Steleus in October 2004. At Steleus, Mr. Everett served as Executive Vice President and CFO and was responsible for the worldwide finance and administration functions of the Company. Prior to Steleus, Mr. Everett was Vice President of Finance and Administration and CFO of Chemfab Corporation, a publicly traded polymer sciences Company. During his career, Mr. Everett also held executive operating and financial management positions at several other high tech companies, including Epsilon Data Management and Eastman Software.  He was the Co-founder and President of Maps a la Carte, an internet mapping and spatial data company, which was acquired by Demand Media Inc.

About Issuer Direct Corporation:

Issuer Direct Corporation is a market leader and innovator of disclosure management solutions and cloud-based compliance technologies. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today:

Financial Tear sheet
http://ir.issuerdirect.com/tearsheet/html/isdr

Request materials
http://ir.issuerdirect.com/isdr/request_materials

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2012, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

For Further Information Contact:

Hayden IR
Brett Maas
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com